DATE: February 28, 2017

XENIA HOTELS & RESORTS REPORTS FOURTH QUARTER
AND FULL YEAR 2016 RESULTS, AND PROVIDES 2017 GUIDANCE

Orlando, FL – February 28, 2017 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2016.
Fourth Quarter 2016 Highlights

▪
Net Income: Net income attributable to common stockholders was $48.8 million and net income per diluted share was $0.44, decreases of 21.1% and 20.0%, respectively, compared to the fourth quarter of 2015, partially due to a difference in the gain on sale of investment properties of $13.6 million.

▪
Same-Property RevPAR: Same-Property RevPAR decreased 4.2% compared to the fourth quarter of 2015 to $138.37, as occupancy declined 194 basis points and ADR decreased 1.5%. Excluding the Company's Houston-area hotels, Same-Property RevPAR decreased 1.9%, as occupancy declined 105 basis points and ADR decreased 0.5%.

▪
Same-Property Hotel EBITDA Margin: Same-Property Hotel EBITDA Margin was 30.9%, a decrease of 116 basis points compared to the fourth quarter of 2015. Excluding the Company's Houston-area hotels, Same-Property Hotel EBITDA Margin decreased 71 basis points.

▪	Total Portfolio RevPAR: Total Portfolio RevPAR was 0.9% higher than in the fourth quarter of 2015, reflecting improvements in portfolio composition.

▪	Adjusted EBITDA: Adjusted EBITDA declined $9.1 million to $64.1 million, a decrease of 12.4% partially due to net asset dispositions since the fourth quarter of 2015.

▪	Adjusted FFO per Diluted Share: Adjusted FFO per diluted share decreased 1.8% to $0.55 per diluted share compared to the fourth quarter of 2015.

▪	Financing Activity: The Company paid off three mortgage loans totaling $130 million and modified two loans resulting in $41 million of incremental proceeds.

▪	Disposition Activity: The Company sold four hotels for total consideration of approximately $119 million.

▪	Dividends: The Company declared its fourth quarter dividend of $0.275 per share to common stockholders of record on December 30, 2016.
Full Year 2016 Highlights

▪	Net Income: Net income attributable to common stockholders was $85.9 million, a 3.3% decrease compared to the prior year.

▪
Same-Property RevPAR: Same-Property RevPAR decreased 0.3% to $150.12, as occupancy declined 103 basis points while ADR increased 1.1%. Excluding the Company's Houston-area hotels, Same-Property RevPAR increased 1.9%, as occupancy remained flat and ADR increased 2.0%.

▪
Same-Property Hotel EBITDA Margin: Same-Property Hotel EBITDA Margin was 32.6%, an increase of 6 basis points compared to the full year 2015. Excluding the Company's Houston-area hotels, Same-Property Hotel EBITDA Margin grew 40 basis points during the year ended December 31, 2016.

▪	Total Portfolio RevPAR: Total Portfolio RevPAR increased 4.7%, reflecting improvements in portfolio composition.

▪	Adjusted EBITDA: Adjusted EBITDA was $287.3 million, a decrease of 1.9% over 2015.

▪	Adjusted FFO per Diluted Share: The Company generated Adjusted FFO per diluted share of $2.20, a 2.3% increase over 2015.

▪
Investment Activity: The Company made several improvements in portfolio composition. In January, the Company completed the acquisition of the 245-room Hotel Commonwealth in Boston, Massachusetts for a purchase price of $136 million. The Company sold nine hotels comprising 1,887 rooms for total consideration of $290 million.

▪
Financing Activity: The Company paid off $277 million of mortgage loans, refinanced or modified three loans resulting in $52 million of incremental proceeds, and fixed LIBOR on $139 million of variable rate debt. In addition, the $125 million term loan that was entered into in late 2015 was funded and the Company obtained a new $60 million mortgage loan collateralized by the Hotel Palomar Philadelphia.

▪	Share Repurchase Activity: The Company repurchased approximately 5.0 million shares of its common stock at a weighted average purchase price of $14.89 per share, or $74 million in total.

▪	Dividends: The Company declared $1.10 of dividends per share to common stockholders during 2016, which represented a 7.2% yield relative to the Company's stock price on December 31, 2015.
“Our portfolio performed in-line with our expectations during the fourth quarter, as Same-Property RevPAR came in toward the higher end of our implied guidance range and Adjusted FFO exceeded the top end of the range," commented Marcel Verbaas, President and Chief Executive Officer of Xenia.  "Our quarterly results were negatively impacted by the continued weakness in the Houston market, disruption due to renovations, and weak food and beverage revenues at several of our larger, group-oriented hotels. Several non-recurring events in the fourth quarter of 2015 also impacted the year-over-year comparison. Despite a slight decline in Same-Property RevPAR for 2016, our dedicated asset management team remained focused on cost containment allowing us to maintain margins for the year. Throughout the past year we have continued to solidify the foundation of our company as exemplified by the enhancements to portfolio quality and the fortitude of our balance sheet.  We have ample liquidity with over $215 million of cash on our balance sheet, full availability on our line of credit, and more than 55% of our hotels unencumbered by debt, all of which provide us flexibility to take advantage of opportunities as they arise.”

Operating Results
The Company’s results include the following:

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income attributable to common stockholders	$48,760	$61,781	(21.1)%	$85,855	$88,746	(3.3)%
Net income per share available to common stockholders	$0.44	$0.55	(20.0)%	$0.79	0.79	—%

Same-Property Number of Hotels	39	39	—	39	39	—
Same-Property Number of Rooms	10,516	10,511	5	10,516	10,511	5
Same-Property Occupancy	70.8%	72.8%	(194 bps)	75.4%	76.5%	(103 bps)
Same-Property Average Daily Rate	$195.39	$198.44	(1.5)%	$199.01	$196.87	1.1%
Same-Property RevPAR	$138.37	$144.39	(4.2)%	$150.12	$150.52	(0.3)%
Same-Property Hotel EBITDA(1)	$62,334	$69,558	(10.4)%	$276,581	$280,586	(1.4)%
Same-Property Hotel EBITDA Margin(1)	30.9%	32.1%	(116 bps)	32.6%	32.5%	6 bps

Total Portfolio Number of Hotels(2)	42	50	(8)	42	50	(8)
Total Portfolio Number of Rooms(2)	10,911	12,548	(1,637)	10,911	12,548	(1,637)
Total Portfolio RevPAR(3)	$139.30	$138.07	0.9%	$149.32	$142.59	4.7%

Adjusted EBITDA(1)	$64,126	$73,187	(12.4)%	$287,328	$293,010	(1.9)%
Adjusted FFO(1)	$59,396	$63,508	(6.5)%	$238,252	$241,632	(1.4)%
Adjusted FFO per diluted share(1)	$0.55	$0.56	(1.8)%	$2.20	$2.15	2.3%
"Same-Property” includes all hotels owned as of December 31, 2016, except for the Grand Bohemian Hotel Charleston and the Grand Bohemian Hotel Mountain Brook, which commenced operations in the second half of 2015, and the Hotel Commonwealth, which underwent a significant expansion project in late 2015. "Same-Property" includes periods prior to the Company’s ownership of the Canary Santa Barbara, RiverPlace Hotel, and Hotel Palomar Philadelphia, and excludes the NOI guaranty payment at the Andaz San Diego. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented.

(1)
See tables later in this press release for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds From Operations ("FFO"), Adjusted FFO, and Same-Property Hotel EBITDA. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted share, Same-Property Hotel EBITDA, and Same-Property Hotel EBITDA Margin are non-GAAP financial measures.

(2)	As of end of periods presented.

(3)	Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
Disposition Activity
As previously disclosed, in December the Company sold the 162-room Homewood Suites by Hilton Houston near the Galleria, the 148-room Hampton Inn & Suites Denver Downtown, the 178-room Hilton Garden Inn Chicago North Shore/Evanston and the 195-room Hilton St. Louis Downtown for an aggregate sale price of approximately $119 million.
During 2016, the Company sold nine hotels for approximately $290 million. The dispositions allowed the Company to exit several non-core, low-growth markets including Gainesville, Florida and St. Louis, Missouri, as well as reduce exposure in Houston, Denver, and Chicago. On average, the disposition hotels generated EBITDA per key 40% below the remaining portfolio. The disposition hotels had an average RevPAR of approximately $110 for the trailing twelve months prior to sale, which is significantly below the $152.46 RevPAR for full year 2016 for hotels in the portfolio at year-end.

Financings and Balance Sheet
In the fourth quarter, the Company paid off three mortgage loans totaling $130 million, including the $13 million loan collateralized by the Courtyard Birmingham Downtown at UAB, the $83 million loan collateralized by the Renaissance Austin Hotel, and the $34 million loan collateralized by the Marriott Griffin Gate Resort & Spa. Additionally in the fourth quarter, the Company modified the loans collateralized by the Marriott Dallas City Center and the Hyatt Regency Santa Clara. The amendments resulted in $11 million and $30 million of incremental proceeds, respectively, and extended the maturity dates to January 2022.
During 2016, the Company originated a new $60 million loan collateralized by Hotel Palomar Philadelphia, paid off six mortgage loans totaling $277 million, drew down its $125 million seven-year term loan in connection with the Hotel Commonwealth acquisition, refinanced or modified three loans resulting in $52 million in incremental proceeds, and fixed LIBOR on $139 million of variable rate debt.
Subsequent to year-end, the Company executed swaps to fix the interest rates on the loans collateralized by the Marriott Dallas City Center and the Hyatt Regency Santa Clara at 4.05% and 3.81%, respectively, effective on March 1, 2017 through the maturity date of the loans in January 2022. As a result, the Company's ratio of variable rate to total debt is expected to be reduced from 52% at year-end 2015 to 34% on March 1, 2017.
As of December 31, 2016, the Company had total outstanding debt of $1.1 billion with a weighted average interest rate of 3.24%. In addition, the Company had $216 million of cash and cash equivalents and full availability on its $400 million senior unsecured credit facility. Total net debt to trailing twelve month Corporate EBITDA (as defined in Section 1.01 of the Company's senior unsecured credit facility) was 3.3x.
"We are pleased with our financing activities in 2016.  We strengthened our balance sheet by addressing all debt maturities through early 2018, reducing exposure to interest rate risk, lowering our weighted average interest rate, and extending the average duration of our debt.   Our debt profile continues to be strong, highlighted by a conservative leverage ratio and low cost of debt.  As we look forward, we expect our balance sheet strength to enable us to create long-term value," commented Atish Shah, Chief Financial Officer for Xenia.
Capital Expenditures
During the fourth quarter, the Company invested $21 million in its portfolio. For the full year 2016, the Company invested $57 million in its portfolio, including the following projects:

▪	The extensive renovation of the Marriott Napa Valley Hotel & Spa, which transformed the guestrooms, meeting and pre-function space, and pool and outdoor function space.

▪
The renovation of its Hyatt in Key West, including upgrades to the property's guestrooms, Blue Mojito Pool Bar & Grill, and Jala Spa. These renovations resulted in the addition of two guestrooms at the hotel and upon completion of the renovation the hotel was rebranded as the Hyatt Centric Key West Resort & Spa.

▪	The completion of the meeting room and ballroom renovation at the Renaissance Atlanta Waverly Hotel.

▪	The renovation of the concierge-level guestrooms at the Fairmont Dallas.

▪	The commencement of the guestroom renovation at the Westin Galleria Houston, which will continue through the first half of 2017.

▪	The commencement of the guestroom renovation at the Andaz San Diego, which is expected to be complete in the second quarter of 2017.

▪	The commencement of guestroom renovations at the Bohemian Hotel Celebration and Bohemian Hotel Savannah Riverfront, and a meeting room renovation at the Marriott San Francisco Airport Waterfront.

Share Repurchases
During the fourth quarter, the Company purchased 500,715 shares under its share repurchase authorization for an aggregate purchase price of $7.7 million. During the year ended December 31, 2016, the Company repurchased 4,966,763 shares of its common stock at a weighted average purchase price of $14.89 per share, or $74 million in total.
In November 2016, the Company's Board of Directors authorized the repurchase of up to an additional $75 million of the Company's outstanding common shares. Repurchases may be made in open market and privately-negotiated transactions, or by other means, including Rule 10b5-1 trading plans. The repurchase program may be suspended or discontinued at any time, and does not obligate the Company to acquire any particular amount of shares. Inclusive of this additional authorization, the Company had approximately $101 million of capacity under its repurchase authorization as of February 24, 2017.
2017 Outlook and Guidance
The Company's outlook for 2017 is based on the current economic environment, incorporates all expected renovation disruption, and assumes no acquisitions, dispositions, equity offerings, or share repurchases. RevPAR change includes all 42 hotels owned as of February 28, 2017.

	2017 Guidance
	Low End	High End
	($ amounts in millions, except per share data)
Net Income	$34	$48
RevPAR Change	(2.0)%	—%
Adjusted EBITDA	$241	$255
Adjusted FFO	$195	$209
Adjusted FFO per Diluted Share	$1.82	$1.95
Capital Expenditures	$85	$95

Additional guidance details:

•
Average RevPAR declines of 8% to 12% at the Company's Houston-area hotels, due to the impact of continued weakness in corporate demand, the addition of new supply, and disruption due to renovations at the Westin Galleria and Westin Oaks. The Company's Houston-area hotels are expected to negatively impact portfolio RevPAR change by approximately 100 basis points.

•	Disruption due to renovations is expected to negatively impact portfolio RevPAR change by approximately 50 basis points.

•	In 2016, the nine hotels that were sold during the year contributed approximately $17 million to Adjusted EBITDA.

•	General and administrative expense of $22 million to $24 million, excluding non-cash share-based compensation.

•
Interest expense of $41 million to $43 million, excluding non-cash loan related costs. The expected reduction in interest expense relative to 2016 is a result of changes in debt outstanding, offset by changes in the mix of fixed and variable rate debt, and an expected change in the LIBOR curve.

•	Income tax expense of $5 million to $6 million.
"We anticipate operating fundamentals to remain challenging in 2017, as citywide convention pace remains weak in several of our markets and new supply continues to weigh on the industry. As such, cost controls and margin retention remain a focus as we look to find additional efficiencies throughout the portfolio," continued Mr. Verbaas. "We are accelerating several value-add renovation projects throughout the portfolio, as we believe these projects will generate strong returns and better position our assets for the years ahead. We continue to believe in the strength and quality of our portfolio over the long-

term, which when combined with our capital allocation strategy and balance sheet flexibility, will lead us to perform well in the coming years."
Fourth Quarter 2016 Earnings Call
The Company will conduct its quarterly conference call on Tuesday, February 28, 2017 at 11:00 AM eastern time. To participate in the conference call, please dial (855) 656-0921. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests primarily in premium full service, lifestyle and urban upscale hotels, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 42 hotels, including 40 wholly owned hotels, comprising 10,911 rooms, across 20 states and the District of Columbia. Xenia’s hotels are operated and/or licensed by industry leaders such as Marriott®, Kimpton®, Hyatt®, Aston®, Fairmont®, Hilton®, and Loews®, as well as leading independent management companies including Sage Hospitality, The Kessler Collection, Urgo Hotels & Resorts, Davidson Hotels & Resorts and Concord Hospitality. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook" and "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, the outlook for RevPAR growth, Net Income, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per share, capital expenditures and derivations thereof, financial performance, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) levels of spending in business and leisure segments as well as consumer confidence (x) declines in occupancy and average daily rate, (xi) the seasonal and cyclical nature of the real estate and hospitality businesses, (xii) changes in distribution arrangements, such as through Internet travel intermediaries, (xiii) relationships with labor unions and changes in labor laws, and (xiv) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.

All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Contact:
Lisa Ramey, Vice President Finance, Xenia Hotels & Resorts, (407) 246-8111
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Consolidated Balance Sheets
As of December 31, 2016 and 2015
(Unaudited)
($ amounts in thousands, except per share data)

	December 31, 2016	December 31, 2015
Assets
Investment properties:
Land	$331,502	$331,502
Building and other improvements	2,732,062	2,559,892
Construction in progress	—	169
Total	$3,063,564	$2,891,563
Less: accumulated depreciation	(619,975)	(476,764)
Net investment properties	$2,443,589	$2,414,799
Cash and cash equivalents	216,054	122,154
Restricted cash and escrows	70,973	72,771
Accounts and rents receivable, net of allowance	22,998	22,978
Intangible assets, net of accumulated amortization of $4,323 and $16,660, respectively	76,912	58,059
Deferred tax assets	1,562	2,304
Other assets	28,257	40,094
Assets held for sale	—	272,785
Total assets (including $74,440 and $77,140, respectively, related to consolidated variable interest entities)	$2,860,345	$3,005,944
Liabilities
Debt, net of loan discounts, premiums and unamortized deferred financing costs	$1,077,132	$1,094,536
Accounts payable and accrued expenses	71,955	78,440
Distributions payable	29,881	25,684
Other liabilities	29,810	27,250
Liabilities associated with assets held for sale	—	36,676
Total liabilities (including $47,828 and $48,582, respectively, related to consolidated variable interest entities)	$1,208,778	$1,262,586
Commitments and contingencies
Stockholders' equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 106,794,788 and 111,671,372 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	1,068	1,117
Additional paid in capital	1,925,554	1,993,760
Accumulated other comprehensive income	5,009	1,543
Accumulated distributions in excess of net earnings	(302,034)	(268,991)
Total Company stockholders' equity	$1,629,597	$1,727,429
Non-controlling interests	21,970	15,929
Total equity	$1,651,567	$1,743,358
Total liabilities and equity	$2,860,345	$3,005,944

Xenia Hotels & Resorts, Inc.
Combined Consolidated Statements of Operations and Comprehensive Income
For the Three Months and Year Ended December 31, 2016 and 2015
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Rooms revenues	$146,583	$161,469	$653,944	$663,224
Food and beverage revenues	60,994	73,330	246,479	259,036
Other revenues	12,224	13,795	49,737	53,884
Total revenues	$219,801	$248,594	$950,160	$976,144
Expenses:
Rooms expenses	34,239	37,117	146,050	148,492
Food and beverage expenses	39,224	45,034	161,699	167,840
Other direct expenses	3,276	4,728	12,848	17,984
Other indirect expenses	53,178	58,350	224,135	226,108
Management and franchise fees	10,119	12,144	47,605	49,818
Total hotel operating expenses	$140,036	$157,373	$592,337	$610,242
Depreciation and amortization	37,353	37,914	152,418	148,009
Real estate taxes, personal property taxes and insurance	11,373	12,733	46,248	49,717
Ground lease expense	1,336	1,336	5,447	5,204
General and administrative expenses	6,509	6,113	32,018	25,556
Acquisition transaction costs	6	(349)	154	5,046
Pre-opening expenses	—	585	—	1,411
Provision for asset impairment	29	—	10,035	—
Separation and other start-up related expenses	—	—	—	26,887
Total expenses	$196,642	$215,705	$838,657	$872,072
Operating income	$23,159	$32,889	$111,503	$104,072
Gain on sale of investment properties	29,403	43,015	30,195	43,015
Other income	2,461	1,528	3,377	4,916
Interest expense	(10,100)	(12,090)	(48,113)	(50,816)
Loss on extinguishment of debt	(132)	(5,478)	(5,155)	(5,761)
Net income before income taxes	$44,791	$59,864	$91,807	$95,426
Income tax expense	4,536	2,049	(5,077)	(6,295)
Net income from continuing operations	$49,327	$61,913	$86,730	$89,131
Net loss from discontinued operations	—	—	—	(489)
Net income	$49,327	$61,913	$86,730	$88,642
Non-controlling interests in consolidated real estate entities	63	312	268	567
Non-controlling interests of common units in Operating Partnership	(630)	(444)	(1,143)	(451)
Net (income) loss attributable to non-controlling interests	$(567)	$(132)	$(875)	$116
Net income attributable to the Company	$48,760	$61,781	$85,855	$88,758
Distributions to preferred stockholders	—	—	—	(12)
Net income attributable to common stockholders	$48,760	$61,781	$85,855	$88,746

Xenia Hotels & Resorts, Inc.
Combined Consolidated Statements of Operations and Comprehensive Income - Continued
For the Three Months and Year Ended December 31, 2016 and 2015
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Basic and diluted earnings per share
Income from continuing operations available to common stockholders	$0.44	$0.55	$0.79	$0.79
Income from discontinued operations available to common stockholders	—	—	—	—
Net income per share available to common stockholders	$0.44	$0.55	$0.79	$0.79
Weighted average number of common shares (basic)	106,905,988	111,671,372	108,012,708	111,989,686
Weighted average number of common shares (diluted)	107,071,562	111,791,828	108,142,998	112,138,223

Comprehensive Income:
Net income	$49,327	$61,913	$86,730	$88,642
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	13,961	1,543	(322)	1,543
Reclassification adjustment for amounts recognized in net income (interest expense)	963	—	3,833	—
	$64,251	$63,456	$90,241	$90,185
Comprehensive income attributable to non-controlling interests:
Non-controlling interests in consolidated real estate entities	63	312	268	567
Non-controlling interests of common units in Operating Partnership	(825)	(444)	(1,188)	(451)
Comprehensive income attributable to non-controlling interests	$(762)	$(132)	$(920)	$116
Comprehensive income attributable to the Company	$63,489	$63,324	$89,321	$90,301

Non-GAAP Financial Measures
The Company considers the following useful non-GAAP financial measures to investors as key supplemental measures of operating performance: EBITDA, Adjusted EBITDA, Same Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to an investor regarding results of operations, in evaluating and facilitating comparisons of operating performance between periods and between REITs by removing the impact of capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and along with FFO and Adjusted FFO, it is used by management in the annual budget process for compensation programs. The Company presents EBITDA attributable to common stock and unit holders, which includes its Operating Partnership units because its Operating Partnership units may be redeemed for common stock. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common stock and Operating Partnership units.
The Company further adjusts EBITDA for certain additional items such as hotel property acquisitions and pursuit costs, amortization of share-based compensation, equity investment adjustments, the cumulative effect of changes in accounting principles, impairment of real estate assets, operating results from properties sold and other costs it believes do not represent recurring operations and are not indicative of the performance of its underlying hotel property entities. The Company believes Adjusted EBITDA provides investors with another financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Hotel EBITDA and Hotel EBITDA Margin
The Company calculates Hotel EBITDA in accordance with the current edition of USALI, which is defined as net income or loss (calculated in accordance with GAAP) after adding back replacement reserves. Hotel EBITDA Margin is calculated by dividing Hotel EBITDA by Total Revenues.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and joint ventures, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains (losses) from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership units because its

Operating Partnership units may be redeemed for common stock. The Company believes it is meaningful for the investor to understand FFO attributable to all common stock and Operating Partnership units.
The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO such as hotel property acquisition and pursuit costs, amortization of debt origination costs and share-based compensation, operating results from properties that are sold and other expenses it believes do not represent recurring operations. The Company believes that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of operating performance.
Adjusted FFO per diluted share
The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO for the respective period by the diluted weighted average number of common stock shares for the corresponding period.  The Company’s diluted weighted average number of common shares outstanding is calculated by taking the weighted average of the common stock outstanding for the respective period plus the effect of any dilutive securities.  Any anti-dilutive securities are excluded from the diluted earnings per-share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Same-Property Hotel EBITDA
For the Three Months and Year Ended December 31, 2016 and 2015
(Unaudited)
($ amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$49,327	$61,913	$86,730	$88,642
Adjustments:
Interest expense	10,100	12,090	48,113	50,816
Income tax expense	(4,536)	(2,049)	5,077	6,295
Depreciation and amortization related to investment properties	37,281	37,914	152,274	148,009
Non-controlling interests in consolidated real estate entities	63	312	268	567
Adjustments related to non-controlling interests in consolidated real estate entities	(318)	(232)	(1,259)	(270)
EBITDA attributable to common stock and unit holders	$91,917	$109,948	$291,203	$294,059
Reconciliation to Adjusted EBITDA and Hotel EBITDA
Impairment of investment properties	29	—	10,035	—
Gain on sale of investment property	(29,403)	(43,015)	(30,195)	(43,015)
Loss on extinguishment of debt	132	5,478	5,155	5,761
Acquisition transaction costs	6	(349)	154	5,046
Amortization of share-based compensation expense	1,919	1,328	8,968	6,102
Amortization of above and below market ground leases and straight-line rent expense	464	95	955	380
Pre-opening expenses(1)	—	585	—	1,411
Adjustments related to non-controlling interests pre-opening expense(1)	—	(146)	—	(353)
Management termination fees net of guaranty income(2)	—	—	—	212
Business interruption insurance recoveries, net(3)	—	(737)	—	(3,884)
EBITDA adjustment for hotels sold prior to spin-off(4)	(938)	—	(938)	404
Management transition and severance expenses	—	—	1,991	—
Other non-recurring expenses(5)	—	—	—	26,887
Adjusted EBITDA attributable to common stock and unit holders	$64,126	$73,187	$287,328	$293,010
Corporate expenses	4,733	3,545	21,915	19,218
Income from sold properties	(2,022)	(7,956)	(16,696)	(39,541)
Pro forma hotel level adjustments, net(6)	(3,167)	782	(14,082)	9,675
Other reimbursements	(1,336)	—	(1,884)	(1,776)
Same-Property Hotel EBITDA attributable to common stock and unit holders	$62,334	$69,558	$276,581	$280,586

(1)
For the year ended December 31, 2015, the pre-opening expenses related to the Grand Bohemian Hotel Charleston and Grand Bohemian Hotel Mountain Brook, which opened in August and October 2015, respectively.

(2)
For the year ended December 31, 2015, we terminated management agreements for four properties and entered into new management contracts with a new third-party hotel operator. In connection with the terminations, we paid termination fees of $0.7 million, which was offset by $0.5 million in income from the write off of deferred guaranty payments that were previously received from certain of the managers and were being recognized over the term of the old management contracts.

(3)
The business interruption insurance recovery for 2014 received during the year ended December 31, 2015 was $3.9 million, which is net of $1.8 million of hotel related expenses attributable to those hotels impacted by the August 2014 Napa Earthquake.

(4)
The adjustment excludes the results of hotels disposed of in 2014 prior to the Company's separation from its former parent, which includes the Suburban Select Service Portfolio, the Crowne Plaza Charleston Airport - Convention Center, the DoubleTree Suites Atlanta Galleria, and the Holiday Inn Secaucus Meadowlands. During the year ended December 31, 2016, the Company received property tax refunds for the Holiday Inn Secaucus Meadowlands that resulted from appeals that had been in process at the time of our spin-off.

(5)
For the year ended December 31, 2015, other non-recurring expenses include one-time costs related to the listing of our common stock on the NYSE, such as legal and other professional fees, costs related to the Company's tender offer, and other start-up costs incurred while transitioning to a stand-alone, publicly-traded company. The year ended December 31, 2014 included costs related to our separation from InvenTrust and costs related to the preparation of the listing of our common stock on the NYSE.

(6)
Pro forma to include the results of the Canary Santa Barbara, RiverPlace Hotel, and Hotel Palomar Philadelphia for periods prior to Company ownership, and to exclude the results of operations of the Grand Bohemian Hotel Charleston and the Grand Bohemian Hotel Mountain Brook, which commenced operations in the second half of 2015, and the Hotel Commonwealth, which underwent a significant expansion project in late 2015, for the three and twelve months ended December 31, 2016 and 2015.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Three Months and Year Ended December 31, 2016 and 2015
(Unaudited)
($ amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$49,327	$61,913	$86,730	$88,642
Adjustments:
Depreciation and amortization related to investment properties	37,281	37,914	152,274	148,009
Impairment of investment property	29	—	10,035	—
Gain on sale of investment property	(29,403)	(43,015)	(30,195)	(43,015)
Non-controlling interests in consolidated real estate entities	63	312	268	567
Adjustments related to non-controlling interests in consolidated real estate entities	(225)	(170)	(897)	(197)
FFO attributable to the Company	$57,072	$56,954	$218,215	$194,006
Distribution to preferred shareholders	—	—	—	(12)
FFO attributable to common stock and unit holders	$57,072	$56,954	$218,215	$193,994
Reconciliation to Adjusted FFO
Loss on extinguishment of debt	132	5,478	5,155	5,761
Acquisition transaction costs	6	(349)	154	5,046
Loan related costs(1)	745	902	3,767	3,775
Adjustment related to non-controlling interests loan related costs	(4)	(4)	(15)	(3)
Amortization of share-based compensation expense	1,919	1,328	8,968	6,102
Amortization of above and below market ground leases and straight-line rent expense	464	95	955	380
Pre-opening expenses	—	585	—	1,411
Adjustments related to non-controlling interests pre-opening expense(2)	—	(146)	—	(353)
Management termination fees net of guaranty income(3)	—	—	—	212
Income tax related to restructuring(4)	—	—	—	1,900
Business interruption proceeds net of hotel related expenses(5)	—	(1,335)	—	(3,884)
FFO adjustment for hotels sold prior to spin-off(6)	(938)	—	(938)	404
Management transition and severance expenses	—	—	1,991	—
Other non-recurring expenses (7)	—	—	—	26,887
Adjusted FFO attributable to common stock and unit holders	$59,396	$63,508	$238,252	$241,632

(1)	Loan related costs included amortization of debt discounts, premiums and deferred loan origination costs.

(2)
For the year ended December 31, 2015, the pre-opening expenses related to the Grand Bohemian Hotel Charleston and Grand Bohemian Hotel Mountain Brook, which opened in August and October 2015, respectively.

(3)
For the year ended December 31, 2015, we terminated management agreements for four properties and entered into new management contracts with a new third-party hotel operator. In connection with the terminations, we paid termination fees of $0.7 million, which was offset by $0.5 million in income from the write off of deferred guaranty payments that were previously received from certain of the managers and were being recognized over the term of the old management contracts.

(4)
For the year ended December 31, 2015, the Company recognized income tax expense of $6.3 million, of which $1.9 million related to a gain on the transfer of a hotel between legal entities resulting in a more optimal structure in connection with the Company’s intention to elect to be taxed as a REIT.

(5)
The business interruption insurance recovery for 2014 received during the year ended December 31, 2015 was $3.9 million, which is net of $1.8 million of hotel related expenses attributable to those hotels impacted by the August 2014 Napa Earthquake.

(6)
The adjustment excludes the results of hotels disposed of in 2014 prior to the Company's separation from its former parent, which includes the Suburban Select Service Portfolio, the Crowne Plaza Charleston Airport - Convention Center, the DoubleTree Suites Atlanta Galleria, and the Holiday Inn Secaucus Meadowlands. During the year ended December 31, 2016, the Company received property tax refunds for the Holiday Inn Secaucus Meadowlands that resulted from appeals that had been in process at the time of our spin-off.

(7)
For the year ended December 31, 2015, other non-recurring expenses include one-time costs related to the listing of our common stock on the NYSE, such as legal and other professional fees, costs related to the Company's tender offer, and other start-up costs incurred while transitioning to a stand-alone, publicly-traded company. The year ended December 31, 2014 included costs related to our separation from InvenTrust and costs related to the preparation of the listing of our common stock on the NYSE.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to Adjusted EBITDA
for Current Full Year 2017 Guidance
($ amounts in millions)

Guidance Midpoint

Net income	$40
Adjustments:
Depreciation and amortization related to investment properties	148
Interest expense	45
Income tax expense	6
Adjustments related to non-controlling interests	(2)
EBITDA attributable to common stock and unit holders	$237
Amortization of share-based compensation expense	10
Other(1)	1
Adjusted EBITDA attributable to common stock and unit holders	$248

(1) Includes amortization of above and below market ground leases.
Reconciliation of Net Income to Adjusted FFO
for Current Full Year 2017 Guidance
($ amounts in millions)

Guidance Midpoint

Net income	$40
Adjustments:
Depreciation and amortization related to investment properties	148
Adjustments related to non-controlling interests	(2)
FFO attributable to common stock and unit holders	$186
Amortization of share-based compensation expense	10
Other(2)	6
Adjusted FFO attributable to common stock and unit holders	$202

(2) Includes amortization of above and below market ground leases and loan related costs.

Xenia Hotels & Resorts, Inc.
Debt Summary
($ amounts in thousands)

	Rate Type	Rate(1)		Fully Extended Maturity Date(2)	Outstanding as of December 31, 2016

Residence Inn Denver City Center	Variable	3.00%		April 2018	45,210
Bohemian Hotel Savannah Riverfront	Variable	3.10%		December 2018	27,480
Fairmont Dallas	Variable	2.66%		April 2019	55,498
Andaz Savannah	Variable	2.62%		January 2020	21,500
Hotel Monaco Denver	Fixed(3)	2.98%		January 2020	41,000
Andaz Napa	Fixed(3)	2.99%		March 2020	38,000
Marriott Charleston Town Center	Fixed	3.85%		July 2020	16,403
Grand Bohemian Hotel Charleston (VIE)	Variable	3.16%		November 2020	19,628
Loews New Orleans Hotel	Variable	2.98%		November 2020	37,500
Grand Bohemian Hotel Mountain Brook (VIE)	Variable	3.26%		December 2020	25,899
Hotel Monaco Chicago	Variable	2.95%		January 2021	21,644
Westin Galleria Houston & Westin Oaks Houston at The Galleria	Variable	3.12%		May 2021	110,000
Marriott Dallas City Center(4)	Variable	3.01%		January 2022	51,000
Hyatt Regency Santa Clara(5)	Variable	2.76%		January 2022	90,000
Hotel Palomar Philadelphia	Fixed(3)	4.14%		January 2023	60,000
Residence Inn Boston Cambridge	Fixed	4.48%		November 2025	63,000
Grand Bohemian Hotel Orlando	Fixed	4.53%		March 2026	60,000
Total Mortgage Loans		3.31%	(6)		$783,762
Mortgage Loan Premium / (Discounts), net(7)					(319)
Unamortized Deferred Financing Costs, net					(6,311)
Senior Unsecured Credit Facility	Variable	2.31%		February 2020	—
Term Loan $175M	Fixed(8)	2.74%		February 2021	175,000
Term Loan $125M	Fixed(8)	3.53%		October 2022	125,000
Total Debt, net of mortgage loan discounts and unamortized deferred financing costs		3.24%	(6)		$1,077,132

(1)	Variable index is one month LIBOR.

(2)	Loan extension is at the discretion of Xenia. The majority of loans require minimum Debt Service Coverage Ratio and/or Loan to Value maximums and payment of an extension fee.

(3)	A variable interest loan for which the interest rate has been fixed for the entire term.

(4)	Subsequent to year-end, the interest rate on the loan was fixed effective March 1, 2017 through maturity. The effective interest rate will be 4.05% beginning March 1, 2017.

(5)	Subsequent to year-end, the interest rate on the loan was fixed effective March 1, 2017 through maturity. The effective interest rate will be 3.81% beginning March 1, 2017.

(6)	Weighted average interest rate as of December 31, 2016.

(7)	Loan discounts upon issuance of new mortgage loan or modification.

(8)	A variable interest loan for which LIBOR has been fixed for the entire term. The spread to LIBOR may vary, as it is determined by the Company's leverage ratio.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months and Year Ended December 31, 2016 and 2015
($ amounts in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Revenues:
Room revenues	$133,865	$139,623	(4.1)%	$577,731	$577,418	0.1%
Food and beverage revenues	56,776	64,691	(12.2)%	225,606	235,681	(4.3)%
Other revenues	11,033	12,574	(12.3)%	45,043	49,147	(8.4)%
Total revenues	$201,674	$216,888	(7.0)%	$848,380	$862,246	(1.6)%

Expenses:
Room expenses	$30,885	$32,080	(3.7)%	$127,957	$129,206	(1.0)%
Food and beverage expenses	36,436	39,395	(7.5)%	147,342	150,858	(2.3)%
Other direct expenses	2,957	4,091	(27.7)%	11,505	16,117	(28.6)%
Other indirect expenses	48,364	49,517	(2.3)%	197,274	195,579	0.9%
Management and franchise fees	9,518	10,358	(8.1)%	42,737	42,738	—%
Real estate taxes, personal property taxes and insurance	10,000	10,667	(6.3)%	40,201	42,411	(5.2)%
Ground lease expense	1,180	1,222	(3.4)%	4,783	4,751	0.7%
Total hotel operating expenses	$139,340	$147,330	(5.4)%	$571,799	$581,660	(1.7)%

Hotel EBITDA	$62,334	$69,558	(10.4)%	$276,581	$280,586	(1.4)%
Hotel EBITDA Margin	30.9%	32.1%	(116 bps)	32.6%	32.5%	6 bps

(1)
“Same-Property” includes all hotels owned as of December 31, 2016, except for the Grand Bohemian Hotel Charleston and the Grand Bohemian Hotel Mountain Brook, which commenced operations in the second half of 2015, and the Hotel Commonwealth, which underwent a significant expansion project in late 2015. "Same-Property" includes periods prior to the Company’s ownership of the Canary Santa Barbara, RiverPlace Hotel, and Hotel Palomar Philadelphia, and excludes the NOI guaranty payment at the Andaz San Diego. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented.

Xenia Hotels & Resorts, Inc.
Year-End Portfolio(1) Data by Market
As of December 31, 2016

	As of December 31, 2016
Market(2)	% of Hotel EBITDA(3)	Number of Hotels	Number of Rooms
Houston, TX	10%	3	1,236
San Francisco/San Mateo, CA	8%	1	688
Dallas, TX	7%	2	961
Boston, MA	6%	2	466
Oahu Island, HI	6%	1	645
San Jose/Santa Cruz, CA	6%	1	505
Denver, CO	5%	2	417
California North	5%	2	416
Atlanta, GA	5%	1	522
Washington, DC-MD-VA	4%	2	407
Other	38%	25	4,648
Total	100%	42	10,911

(1)
"Year-End Portfolio" results include "Same-Property" results, as defined on page 3, as well as operating results of the Grand Bohemian Hotel Charleston, the Grand Bohemian Hotel Mountain Brook, and the Hotel Commonwealth, including periods prior to the Company’s ownership of the Hotel Commonwealth.

(2)	As defined by STR, Inc.

(3)	Percentage of "Year-End Portfolio" 2016 Hotel EBITDA.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Statistical Data by Market
For the Three Months and Year Ended December 31, 2016 and 2015

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	62.1%	$168.82	$104.88	70.8%	$190.78	$135.12	(22.4)%
San Francisco/San Mateo, CA	80.0%	217.10	173.68	80.1%	219.58	175.91	(1.3)%
Dallas, TX	58.6%	191.29	112.07	60.9%	194.92	118.77	(5.6)%
Boston, MA(3)	67.6%	260.55	176.16	76.8%	241.13	185.07	(4.8)%
Oahu Island, HI	86.8%	170.33	147.86	88.6%	178.42	158.14	(6.5)%
San Jose/Santa Cruz, CA	74.1%	249.16	184.71	73.9%	238.83	176.45	4.7%
Denver, CO	70.5%	185.89	131.14	73.1%	189.55	138.62	(5.4)%
California North	72.6%	275.95	200.44	74.7%	247.97	185.32	8.2%
Atlanta, GA	72.8%	141.26	102.78	68.8%	141.05	97.05	5.9%
Washington, DC-MD-VA	81.5%	224.26	182.82	79.9%	215.25	172.05	6.3%
Other(4)	70.6%	190.45	134.40	71.7%	194.96	139.77	(3.8)%
Total	70.8%	$195.39	$138.37	72.8%	$198.44	$144.39	(4.2)%

	Year Ended			Year Ended
	December 31, 2016			December 31, 2015			% Change
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Market(2)
Houston, TX	66.6%	$181.07	$120.68	75.2%	$194.05	$145.89	(17.3)%
San Francisco/San Mateo, CA	85.0%	230.39	195.93	77.0%	217.05	167.10	17.3%
Dallas, TX	63.9%	191.74	122.60	64.9%	187.48	121.72	0.7%
Boston, MA(3)	78.3%	258.42	202.29	83.9%	242.01	203.08	(0.4)%
Oahu Island, HI	88.5%	168.30	148.99	88.3%	169.46	149.60	(0.4)%
San Jose/Santa Cruz, CA	79.9%	245.47	196.17	80.2%	232.96	186.82	5.0%
Denver, CO	80.8%	194.36	156.99	82.2%	194.42	159.75	(1.7)%
California North	70.7%	276.89	195.74	76.7%	249.13	190.97	2.5%
Atlanta, GA	77.6%	146.34	113.49	76.6%	140.30	107.54	5.5%
Washington, DC-MD-VA	86.4%	226.50	195.67	85.7%	223.91	191.84	2.0%
Other(4)	75.0%	193.00	144.78	75.3%	193.29	145.56	(0.5)%
Total	75.4%	$199.01	$150.12	76.5%	$196.87	$150.52	(0.3)%

(1) “Same-Property” includes all hotels owned as of December 31, 2016, except for the Grand Bohemian Hotel Charleston and the Grand Bohemian Hotel Mountain Brook, which commenced operations in the second half of 2015, and the Hotel Commonwealth, which underwent a significant expansion project in late 2015. "Same-Property" includes periods prior to the Company’s ownership of the Canary Santa Barbara, RiverPlace Hotel, and Hotel Palomar Philadelphia. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented.
(2) As defined by STR, Inc. Market rank based on "Current Portfolio" as presented on prior page.
(3) Hotel Commonwealth results not included, as hotel is not part of "Same-Property" portfolio.
(4) Grand Bohemian Hotel Charleston and Grand Bohemian Hotel Mountain Brook results not included, as hotels are not part of "Same-Property" portfolio.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2016	2016	2016	2016	2016

Occupancy	72.6%	79.8%	78.5%	70.8%	75.4%
ADR	$197.58	$205.54	$197.04	$195.39	$199.01
RevPAR	$143.39	$164.04	$154.75	$138.37	$150.12

Hotel Revenues	$205,309	$229,902	$211,495	$201,674	$848,380
Hotel EBITDA	$61,727	$82,996	$69,524	$62,334	$276,581
Hotel EBITDA Margin	30.1%	36.1%	32.9%	30.9%	32.6%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2015	2015	2015	2015	2015

Occupancy	74.1%	79.9%	79.1%	72.8%	76.5%
ADR	$191.32	$201.33	$196.04	$198.44	$196.87
RevPAR	$141.70	$160.78	$155.13	$144.39	$150.52

Hotel Revenues	$203,077	$227,457	$214,824	$216,888	$862,246
Hotel EBITDA	$62,098	$79,305	$69,625	$69,558	$280,586
Hotel EBITDA Margin	30.6%	34.9%	32.4%	32.1%	32.5%

(1)
“Same-Property” includes all hotels owned as of December 31, 2016, except for the Grand Bohemian Hotel Charleston and the Grand Bohemian Hotel Mountain Brook, which commenced operations in the second half of 2015, and the Hotel Commonwealth, which underwent a significant expansion project in late 2015. "Same-Property" includes periods prior to the Company’s ownership of the Canary Santa Barbara, RiverPlace Hotel, and Hotel Palomar Philadelphia, and excludes the NOI guaranty payment at the Andaz San Diego. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented.

Xenia Hotels & Resorts, Inc.
Year-End Portfolio(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2016	2016	2016	2016	2016

Occupancy	72.2%	80.1%	78.8%	71.0%	75.5%
ADR	$198.36	$209.18	$201.15	$197.99	$201.85
RevPAR	$143.31	$167.47	$158.49	$140.62	$152.46

Hotel Revenues	$213,914	$243,904	$225,119	$213,562	$896,499
Hotel EBITDA	$62,478	$88,140	$74,184	$65,264	$290,066
Hotel EBITDA Margin	29.2%	36.1%	33.0%	30.6%	32.4%

(1)
"Year-End Portfolio" includes "Same-Property" as defined on page 3, as well as the Grand Bohemian Hotel Charleston, the Grand Bohemian Hotel Mountain Brook, and the Hotel Commonwealth, including periods prior to the Company’s ownership of the Hotel Commonwealth.

Xenia Hotels & Resorts, Inc.
Statistical Data by Property
For the Year Ended December 31, 2016 and 2015

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR Change
Andaz Napa	79.8%	$322.79	$257.70	76.9%	$290.00	$223.09	15.5%
Andaz San Diego	78.7%	233.13	183.44	80.5%	231.56	186.29	(1.5)%
Andaz Savannah	84.9%	204.19	173.39	81.6%	209.60	171.12	1.3%
Aston Waikiki Beach Hotel	88.5%	168.30	148.99	88.3%	169.46	149.60	(0.4)%
Bohemian Hotel Celebration	75.2%	175.74	132.11	73.6%	178.65	131.54	0.4%
Bohemian Hotel Savannah Riverfront	84.8%	280.97	238.38	87.5%	288.59	252.40	(5.6)%
Canary Santa Barbara	81.1%	380.71	308.56	84.4%	356.59	301.02	2.5%
Courtyard Birmingham Downtown at UAB	80.9%	147.66	119.49	80.1%	146.77	117.53	1.7%
Courtyard Fort Worth Downtown/Blackstone	71.6%	149.09	106.71	68.8%	151.90	104.54	2.1%
Courtyard Kansas City Country Club Plaza	73.8%	158.00	116.67	72.2%	159.67	115.32	1.2%
Courtyard Pittsburgh Downtown	70.6%	165.21	116.59	75.0%	165.70	124.20	(6.1)%
Fairmont Dallas	64.8%	186.07	120.63	65.0%	186.17	121.08	(0.4)%
Grand Bohemian Hotel Orlando	77.9%	225.39	175.67	79.4%	218.55	173.46	1.3%
Hampton Inn & Suites Baltimore Inner Harbor	77.7%	155.30	120.63	75.1%	154.73	116.14	3.9%
Hilton Garden Inn Washington DC Downtown	88.4%	236.74	209.24	87.5%	231.61	202.57	3.3%
Hotel Monaco Chicago	78.8%	212.88	167.64	80.1%	219.03	175.39	(4.4)%
Hotel Monaco Denver	81.3%	211.78	172.14	82.6%	213.42	176.30	(2.4)%
Hotel Monaco Salt Lake City	75.2%	171.95	129.30	77.7%	167.81	130.33	(0.8)%
Hotel Palomar Philadelphia	86.5%	240.12	207.63	85.2%	226.02	192.61	7.8%
Hyatt Centric Key West Resort & Spa	90.4%	379.43	342.87	95.9%	379.88	364.32	(5.9)%
Hyatt Regency Santa Clara	79.9%	245.47	196.17	80.2%	232.96	186.82	5.0%
Loews New Orleans Hotel	73.7%	200.60	147.87	75.2%	203.90	153.39	(3.6)%
Lorien Hotel & Spa	80.8%	195.09	157.62	80.7%	200.54	161.78	(2.6)%
Marriott Charleston Town Center	69.8%	122.04	85.22	68.8%	125.06	86.07	(1.0)%

Xenia Hotels & Resorts, Inc.
Statistical Data by Property (Continued)
For the Year Ended December 31, 2016 and 2015

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR Change
Marriott Chicago at Medical District/UIC	83.5%	$196.89	$164.45	83.2%	$192.87	$160.49	2.5%
Marriott Dallas City Center	62.8%	199.42	125.18	64.8%	189.21	122.56	2.1%
Marriott Griffin Gate Resort & Spa	65.1%	148.00	96.34	65.6%	152.81	100.24	(3.9)%
Marriott Napa Valley Hotel & Spa	66.0%	248.43	163.97	76.5%	228.06	174.51	(6.0)%
Marriott San Francisco Airport Waterfront	85.0%	230.39	195.93	77.0%	217.05	167.10	17.3%
Marriott West Des Moines	68.7%	133.31	91.55	69.8%	130.75	91.24	0.3%
Marriott Woodlands Waterway Hotel & Convention Center	67.1%	216.21	144.98	73.4%	241.58	177.21	(18.2)%
Renaissance Atlanta Waverly Hotel & Convention Center	77.6%	146.34	113.49	76.7%	140.30	107.54	5.5%
Renaissance Austin Hotel	69.9%	174.28	121.74	69.0%	175.06	120.70	0.9%
Residence Inn Baltimore Downtown/Inner Harbor	72.1%	168.97	121.80	71.6%	169.34	121.17	0.5%
Residence Inn Boston Cambridge	78.3%	258.42	202.29	83.9%	242.01	203.08	(0.4)%
Residence Inn Denver City Center	80.4%	179.74	144.44	81.8%	178.52	146.03	(1.1)%
RiverPlace Hotel	87.2%	284.24	247.78	88.5%	291.34	257.96	(3.9)%
Westin Galleria Houston & Westin Oaks Houston at The Galleria	66.5%	167.46	111.34	75.9%	176.40	133.86	(16.8)%
Same-Property Portfolio(1)	75.4%	$199.01	$150.12	76.5%	$196.87	$150.52	(0.3)%
Grand Bohemian Hotel Charleston	79.8%	290.06	231.50	NA	NA	NA	NA
Grand Bohemian Hotel Mountain Brook	74.6%	233.59	174.15	NA	NA	NA	NA
Hotel Commonwealth	79.2%	287.63	227.84	NA	NA	NA	NA
Year-End Portfolio(2)	75.5%	$201.85	$152.46	NA	NA	NA	NA

(1)
“Same-Property” includes all hotels owned as of December 31, 2016, except for the Grand Bohemian Hotel Charleston and the Grand Bohemian Hotel Mountain Brook, which commenced operations in the second half of 2015, and the Hotel Commonwealth, which underwent a significant expansion project in late 2015. "Same-Property" includes periods prior to the Company’s ownership of the Canary Santa Barbara, RiverPlace Hotel, and Hotel Palomar Philadelphia. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented.

(2)
"Year-End Portfolio" includes "Same-Property" as defined in footnote 1, as well as the Grand Bohemian Hotel Charleston, the Grand Bohemian Hotel Mountain Brook, and the Hotel Commonwealth, including periods prior to the Company’s ownership of the Hotel Commonwealth.

Xenia Hotels & Resorts, Inc.
Financial Data by Property
For the Year Ended December 31, 2016 and 2015

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Hotel EBITDA ($000s)	EBITDA/Key	Hotel EBITDA Margin	Hotel EBITDA ($000s)	EBITDA/Key	Hotel EBITDA Margin	EBITDA Change	Margin Change
Andaz Napa	$7,092	$50,298	42.1%	$5,431	$38,518	37.5%	30.6%	462 bps
Andaz San Diego	3,984	25,057	22.6%	4,225	26,572	22.9%	(5.7)%	(28 bps)
Andaz Savannah	4,376	28,980	36.4%	4,284	28,371	35.5%	2.1%	92 bps
Aston Waikiki Beach Hotel	18,002	27,910	41.6%	17,884	27,727	41.3%	0.7%	33 bps
Bohemian Hotel Celebration	1,842	16,017	21.1%	2,062	17,930	23.5%	(10.7)%	(249 bps)
Bohemian Hotel Savannah Riverfront	4,453	59,373	34.3%	4,609	61,453	33.7%	(3.4)%	59 bps
Canary Santa Barbara	5,606	57,794	31.5%	5,421	55,887	31.2%	3.4%	24 bps
Courtyard Birmingham Downtown at UAB	2,672	21,902	45.8%	2,658	21,787	46.5%	0.5%	(71 bps)
Courtyard Fort Worth Downtown/Blackstone	3,473	17,108	40.7%	3,514	17,310	42.0%	(1.2)%	(131 bps)
Courtyard Kansas City Country Club Plaza	2,352	19,122	41.4%	2,502	20,341	44.3%	(6.0)%	(291 bps)
Courtyard Pittsburgh Downtown	3,859	21,203	43.7%	4,151	22,808	44.3%	(7.0)%	(59 bps)
Fairmont Dallas	11,157	20,472	28.5%	11,454	21,017	28.3%	(2.6)%	21 bps
Grand Bohemian Hotel Orlando	8,268	33,474	30.9%	8,461	34,255	31.0%	(2.3)%	(11 bps)
Hampton Inn & Suites Baltimore Inner Harbor	1,781	15,353	33.1%	1,690	14,569	30.4%	5.4%	265 bps
Hilton Garden Inn Washington DC Downtown	10,044	33,480	40.2%	9,637	32,123	39.2%	4.2%	107 bps
Hotel Monaco Chicago	3,671	19,220	22.5%	3,655	19,136	21.8%	0.4%	69 bps
Hotel Monaco Denver	6,963	36,841	33.4%	6,959	36,820	32.3%	0.1%	107 bps
Hotel Monaco Salt Lake City	5,191	23,071	30.7%	5,254	23,351	31.5%	(1.2)%	(79 bps)
Hotel Palomar Philadelphia	9,051	39,352	39.2%	8,340	36,261	37.5%	8.5%	164 bps
Hyatt Centric Key West Resort & Spa	8,283	69,025	42.5%	9,065	76,822	44.2%	(8.6)%	(165 bps)
Hyatt Regency Santa Clara	17,617	34,885	32.5%	16,626	33,120	31.1%	6.0%	136 bps
Loews New Orleans Hotel	4,968	17,432	20.5%	5,634	19,768	21.8%	(11.8)%	(129 bps)
Lorien Hotel & Spa	2,577	24,084	21.3%	2,892	27,028	22.5%	(10.9)%	(114 bps)
Marriott Charleston Town Center	3,122	8,869	19.5%	3,115	8,849	19.1%	0.2%	37 bps

Xenia Hotels & Resorts, Inc.
Financial Data by Property (Continued)
For the Year Ended December 31, 2016 and 2015

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Hotel EBITDA ($000s)	EBITDA/Key	Hotel EBITDA Margin	Hotel EBITDA ($000s)	EBITDA/Key	Hotel EBITDA Margin	EBITDA Change	Margin Change
Marriott Chicago at Medical District/UIC	$1,719	$15,212	20.6%	$2,141	$18,947	25.2%	(19.7)%	(462 bps)
Marriott Dallas City Center	9,452	22,721	35.7%	8,418	20,236	32.6%	12.3%	308 bps
Marriott Griffin Gate Resort & Spa	6,671	16,311	25.4%	6,467	15,812	24.7%	3.2%	74 bps
Marriott Napa Valley Hotel & Spa	7,456	27,113	30.6%	9,187	33,407	34.4%	(18.8)%	(380 bps)
Marriott San Francisco Airport Waterfront	21,642	31,456	31.9%	16,806	24,427	28.0%	28.8%	385 bps
Marriott West Des Moines	2,645	12,078	26.3%	2,789	12,735	27.2%	(5.2)%	(93 bps)
Marriott Woodlands Waterway Hotel & Convention Center	14,230	41,487	38.0%	18,411	53,676	41.8%	(22.7)%	(384 bps)
Renaissance Atlanta Waverly Hotel & Convention Center	13,300	25,479	32.5%	12,528	24,000	31.9%	6.2%	67 bps
Renaissance Austin Hotel	10,587	21,518	28.5%	11,541	23,457	31.5%	(8.3)%	(297 bps)
Residence Inn Baltimore Downtown/Inner Harbor	3,503	18,633	37.8%	3,857	20,516	39.8%	(9.2)%	(207 bps)
Residence Inn Boston Cambridge	8,195	37,081	48.0%	8,223	37,208	48.0%	(0.3)%	1 bps
Residence Inn Denver City Center	7,954	34,886	57.0%	7,645	33,531	54.3%	4.0%	268 bps
RiverPlace Hotel	3,911	46,560	32.9%	4,060	48,333	34.2%	(3.7)%	(131 bps)
Westin Galleria Houston & Westin Oaks Houston at The Galleria	14,912	16,699	25.1%	18,990	21,265	26.9%	(21.5)%	(180 bps)
Same-Property Portfolio(1)	$276,581	$26,301	32.6%	$280,586	$26,695	32.5%	(1.4)%	6 bps
Grand Bohemian Hotel Charleston	1,040	20,800	12.7%	NA	NA	NA	NA	NA
Grand Bohemian Hotel Mountain Brook	2,925	29,250	21.0%	NA	NA	NA	NA	NA
Hotel Commonwealth	9,520	38,857	36.5%	NA	NA	NA	NA	NA
Year-End Portfolio(2)	$290,066	$26,585	32.4%	NA	NA	NA	NA	NA

(1)
“Same-Property” includes all hotels owned as of December 31, 2016, except for the Grand Bohemian Hotel Charleston and the Grand Bohemian Hotel Mountain Brook, which commenced operations in the second half of 2015, and the Hotel Commonwealth, which underwent a significant expansion project in late 2015. "Same-Property" includes periods prior to the Company’s ownership of the Canary Santa Barbara, RiverPlace Hotel, and Hotel Palomar Philadelphia, and excludes the NOI guaranty payment at the Andaz San Diego. "Same-Property" also includes renovation disruption for multiple capital projects during the periods presented.

(2)
"Year-End Portfolio" includes "Same-Property" as defined in footnote 1, as well as the Grand Bohemian Hotel Charleston, the Grand Bohemian Hotel Mountain Brook, and the Hotel Commonwealth, including periods prior to the Company’s ownership of the Hotel Commonwealth.